Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	190,000	22.02*

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

* Previously paid.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-202524

June 29, 2017

PRICING SUPPLEMENT

(To Prospectus dated March 5, 2015,

Prospectus Supplement dated March 5, 2015 and

Equity Index Underlying Supplement dated March 5, 2015)

HSBC USA Inc.

Market Linked Securities—

Leveraged Upside Participation and

Contingent Downside

$190,000 Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM (the “Reference Asset”)

►	123% (1.23x) exposure to any positive return of the Reference Asset

►	Repayment of principal if the level of the Reference Asset decreases but the decrease is not more than 30%

►	Full downside exposure to declines in the level of the Reference Asset from the Initial Level if the level of the Reference Asset decreases by more than 30%; you may lose some, or all, of the Principal Amount

►	Approximately 5 year maturity

►	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, and Wells Fargo Securities, LLC (“Wells Fargo Securities”) as the agents for the sale of the securities. The agents will purchase the securities from us for distribution to other registered broker-dealers, including Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any securities after their initial sale. If you are buying securities from HSBC Securities (USA) Inc. or another of our affiliates, unless you are informed otherwise in the confirmation of sale, this pricing supplement to is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-15 of this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. You should refer to “Risk Factors” beginning on page PS-8 of this document, page S-1 of the accompanying prospectus supplement and page S-2 of the accompanying Equity Index Underlying Supplement.

The Estimated Initial Value of the securities on the Pricing Date is $929, which is less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page PS-3 and “Risk Factors” beginning on page PS-8 of this document for additional information.

	Price to Public	Underwriting Discount(1)	Proceeds to Issuer
Per security	$1,000.00	$43.50	$956.50
Total	$190,000.00	$8,265.00	$181,735.00

(1) The agents will receive a commission of $43.50 (4.35%) per $1,000 Principal Amount of the securities and will use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The agents may resell the securities to other securities dealers at the Principal Amount less a concession not in excess of $25.00 (2.50%) per security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $1.20 (0.12%) per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA. HSBC will reimburse HSBC Securities (USA) Inc. for certain expenses in connection with its role in the offer and sale of the securities, and HSBC will pay HSBC Securities (USA) Inc. a fee in connection with its role in the offer and sale of the securities. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-15 of this pricing supplement.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Market Linked Securities—Leveraged Upside Participation

and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM

This pricing supplement relates to a single offering of the Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM. The securities will have the terms described in this pricing supplement and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. Certain terms used but not defined in this pricing supplement have the meanings provided in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement; provided that references therein to “notes” shall be deemed to refer to “securities” as used in this pricing supplement. You should be willing to forgo interest and dividend payments during the term of the securities and, if the Final Level is less than the Threshold Level, lose more than 30% and up to 100.00%, of your principal.

This pricing supplement relates to an offering of securities linked to the performance of the Dow Jones Industrial AverageSM (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per security

Price to Public:	100% of the Principal Amount

Reference Asset:	Dow Jones Industrial AverageSM Index (Ticker: INDU)

Trade Date:	June 29, 2017

Pricing Date:	June 29, 2017

Original Issue Date:	July 5, 2017

Final Valuation Date:	June 27, 2022. The Final Valuation Date is subject to postponement as described in “Additional Terms of the Securities—Postponement of the Final Valuation Date and the Maturity Date” below.

Maturity Date:	July 5, 2022. The Maturity Date is subject to postponement as described in “Additional Terms of the Securities—Postponement of the Final Valuation Date and the Maturity Date” below.

Upside Participation Rate:	123% (1.23x)

Threshold Level:	14,900.921, which is equal to 70% of the Initial Level (rounded to two decimal places)

Payment at Maturity:

On the Maturity Date, for each security, we will pay you the Payment at Maturity, calculated as follows:

If the Final Level is greater than the Initial Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

If the Final Level is less than or equal to the Initial level but greater than or equal to the Threshold Level, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Final Level is less than the Threshold Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return)

Under these circumstances, you will be exposed on a 1-to-1 basis to the decrease in the level of the Reference Asset from the Initial Level to the Final Level. For example, if the Reference Return is -50%, you will suffer a -50% loss and receive 50% of the Principal Amount, subject to the credit risk of HSBC. If the Final Level is less than the Threshold Level, you will lose more than 30%, and possibly all, of the Principal Amount.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Final Level – Initial Level Initial Level

PS-2

Initial Level:	21,287.03, the Official Closing Level of the Reference Asset on the Pricing Date.

Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.

Official Closing Level:	The Official Closing Level of the Reference Asset on any Scheduled Trading Day means the official closing level of the Reference Asset reported by the Reference Sponsor on that day, as obtained by the calculation agent on that day from the Bloomberg Professional® service page “INDU<INDEX>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable, subject to adjustment by the calculation agent as described under “Additional Terms of the Securities—Postponement of the Final Valuation Date and the Maturity Date” below and “Additional Terms of the Notes—Discontinuance or Modification of an Index” in the accompanying Equity Index Underlying Supplement.

Form of Securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

Estimated Initial Value:	The Estimated Initial Value of the securities is less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates or any agent would be willing to purchase your securities in the secondary market, if any, at any time. See “Risk Factors — The Estimated Initial Value of the securities, which was determined by us on the Pricing Date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

CUSIP/ISIN:	40433U7B6 / US40433U7B61

Trustee:	The trustee is Wells Fargo Bank, N.A. Wells Fargo Securities, one of the agents, is an affiliate of the trustee. See “Additional Terms of the Securities — Trustee Conflict of Interest.”

Agents:	HSBC Securities (USA) Inc. and Wells Fargo Securities. The agents may resell the securities to other securities dealers, including securities dealers acting as custodians, at the Principal Amount less a concession of not in excess of $25.00 (2.50%) per security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $1.20 (0.12%) per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.

PS-3

GENERAL

This pricing supplement relates to an offering of securities linked to the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC. Although the offering of securities relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and the Equity Index Underlying Supplement dated March 5, 2015. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-8 of this pricing supplement, page S-1 of the prospectus supplement and page S-2 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049 or 1-866-346-7732.

You may also obtain:

▶	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014327/v403626_424b2.htm

▶	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

▶	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

PS-4

ADDITIONAL TERMS OF THE SECURITIES

Payment at Maturity

On the Maturity Date, for each security you hold, we will pay you the Payment at Maturity, which is an amount in cash, as described below:

If the Final Level is greater than the Initial Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

If the Final Level is less than or equal to the Initial Level but greater than or equal to the Threshold Level, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the Final Level is less than the Threshold Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return)

Under these circumstances, you are exposed on a 1-to-1 basis to the decrease in the level of the Reference Asset from the Initial Level to the Final Level. For example, if the Reference Return is -50%, you will suffer a -50% loss and receive 50% of the Principal Amount, subject to the credit risk of HSBC. If the Final Level is less than the Threshold Level, you will lose more than 30%, and possibly all, of the Principal Amount.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor

Dow Jones Indices, the marketing name of CME Group Index Services LLC, is the Reference Sponsor.

Market Disruption Event

The provisions of this section supersede and replace the definition of “Market Disruption Event” set forth beginning on page S-57 of the accompanying Equity Index Underlying Supplement.

A “Market Disruption Event” means, with respect to the Reference Asset, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Reference Asset or any Successor Index (as defined in the accompanying Equity Index Underlying Supplement) at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the Reference Asset or any Successor Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Reference Asset or any Successor Index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Reference Asset or any Successor Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)	The closure on any Exchange Business Day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of the Reference Asset or any Successor Index are traded or any Related Futures or Options Exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission

PS-5

deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The Relevant Stock Exchange for any security underlying the Reference Asset or the Successor Index or any Related Futures or Options Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred:

(1)	the relevant percentage contribution of a security to the level of the Reference Asset or any Successor Index will be based on a comparison of (x) the portion of the level of the Reference Asset attributable to that security and (y) the overall level of the Reference Asset or the Successor Index, in each case immediately before the occurrence of the Market Disruption Event;

(2)	the “Close of Trading” on any Scheduled Trading Day for the Reference Asset or any Successor Index means the Scheduled Closing Time of the Relevant Stock Exchanges with respect to the securities underlying the Reference Asset or the Successor Index on such Scheduled Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its Scheduled Closing Time on such Scheduled Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “Market Disruption Event” above, with respect to any security underlying the Reference Asset or the Successor Index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “Close of Trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “Market Disruption Event” above, with respect to any futures or options contract relating to the Reference Asset or the Successor Index, the “Close of Trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the Scheduled Closing Time of the Relevant Stock Exchanges;

(3)	the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Scheduled Trading Day for the Reference Asset or any Successor Index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “Exchange Business Day” means any Scheduled Trading Day for the Reference Asset or any Successor Index on which each Relevant Stock Exchange for the securities underlying the Reference Asset or any Successor Index and each Related Futures or Options Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

A “Scheduled Trading Day” means a day, as determined by the calculation agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying the Reference Asset are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange is scheduled to be open for trading for its regular trading session.

A “Related Futures or Options Exchange” for the Reference Asset means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Reference Asset.

The “Relevant Stock Exchange” for any security underlying the Reference Asset means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

Postponement of the Final Valuation Date and the Maturity Date

The provisions of this section supersede and replace the section entitled “Additional Terms of the Notes—Valuation Dates” on page S-59 of the accompanying Equity Index Underlying Supplement.

If the scheduled Final Valuation Date is not a Scheduled Trading Day or a Market Disruption Event occurs or is continuing with respect to the Reference Asset on that day, then the Final Valuation Date will be postponed to the first succeeding Scheduled Trading Day on which a Market Disruption Event has not occurred and is not continuing; however, if such first succeeding Scheduled Trading Day has not occurred as of the eighth Scheduled Trading Day after the originally scheduled Final Valuation Date, that eighth Scheduled Trading Day shall be deemed to be the Final Valuation Date, and the calculation agent will determine the Official Closing Level of the Reference Asset on such eighth Scheduled Trading Day in accordance with the formula for and method of calculating the Official Closing Level of the Reference Asset last in effect prior to commencement of the Market Disruption Event, using the Closing Price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange. As used herein, “Closing Price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange. If the Final Valuation Date is postponed, then the maturity date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

Trustee Conflict of Interest

Wells Fargo Securities, one of the agents, is an affiliate of the trustee under the Senior Indenture and is acting as an underwriter for this offering. Therefore, if a default occurs with respect to the securities within one year after this offering (or any other offering of our securities in which an affiliate of the trustee participates as an underwriter), the trustee would likely be considered to have a conflicting

PS-6

interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the Senior Indenture and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the Senior Indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the Senior Indenture and (b) a conflicting interest under the Senior Indenture for purposes of the Trust Indenture Act.

INVESTOR SUITABILITY

The securities may be suitable for you if:

▶	You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe that the level of the Reference Asset will increase over the term of the securities.

▶	You are willing to make an investment that is exposed to the decline in the level of the Reference Asset on a 1-to-1 basis if the Final Level is less than the Threshold Level.

▶	You are willing to forgo dividends or other distributions paid to holders of the securities included in the Reference Asset.

▶	You understand and accept the risks associated with the Reference Asset.

▶	You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▶	You do not seek current income from your investment.

▶	You do not seek an investment for which there is an active secondary market.

▶	You are willing to hold the securities to maturity.

▶	You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

The securities may not be suitable for you if:

▶	You believe that the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.

▶	You are unwilling to make an investment that is exposed to the decline in the level of the Reference Asset on a 1-to-1 basis if the Final Level is less than the Threshold Level.

▶	You seek an investment that provides full return of principal.

▶	You do not understand or accept the risks associated with the Reference Asset.

▶	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▶	You prefer to receive dividends or other distributions paid to holders of the securities included in the Reference Asset.

▶	You seek current income from your investment.

▶	You seek an investment for which there will be an active secondary market.

▶	You are unable or unwilling to hold the securities to maturity.

▶	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

PS-7

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and on page S-2 of the accompanying Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in the Reference Asset or any of the stocks comprising the Underlying Index. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

▶	“— Risks Relating to All Note Issuances” in the prospectus supplement; and

▶	“— General risks related to Indices” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

If the Final Level is less than the Threshold Level, you will be fully exposed to the decline in the level of the Reference Asset from the Initial Level. Accordingly, if the Final Level is less than the Threshold Level, your Payment at Maturity will be less than the Principal Amount by an amount proportionate to any decrease in the level of the Reference Asset from the Initial Level. The Threshold Level is 70% of the Initial Level. For example, if the Reference Asset has declined by 30.1% from the Initial Level to the Final Level, you will not receive any benefit of the contingent downside feature and you will lose 30.1% of the Principal Amount. You may lose up to 100% of the Principal Amount at maturity.

The Reference Return on the securities is not linked to the level of the Reference Asset at any time other than on the Final Valuation Date.

The Final Level will be based on the Official Closing Level of the Reference Asset on the Final Valuation Date, subject to postponement for non-trading days and certain Market Disruption Events. Even if the level of the Reference Asset appreciates during the term of the securities other than on the Final Valuation Date but then decreases on the Final Valuation Date to a level that is less than the Threshold Level, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the level of the Reference Asset prior to such decrease. Although the actual level of the Reference Asset on the Maturity Date or at other times during the term of the securities may be higher than the Final Level, the Reference Return will be based solely on the Official Closing Level of the Reference Asset on the Final Valuation Date.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. You will have no ability to pursue any securities included in the Reference Asset for payment. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities, and you could lose some or all of your investment.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

PS-8

Changes that affect the Reference Asset may affect the level of the Reference Asset and the market value of the securities and the amount you will receive at maturity.

The policies of the Reference Sponsor of the Reference Asset concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the Reference Sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the Reference Sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The Reference Sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the level of the Reference Asset and the value of the securities.

The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The Estimated Initial Value of the securities, which was determined by us on the Pricing Date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities was calculated by us on the Pricing Date and is less than the price to public. The Estimated Initial Value reflects our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We determined the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The price of your securities in the secondary market, if any, immediately after the Pricing Date may be less than the price to public.

The price to public takes into account certain costs. These costs, which, except for the underwriting discount, will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If an agent were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which an agent may initially buy or sell the securities in the secondary market, if any, and the value used for customer account statements, if any, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 3 months after the Original Issue Date. This temporary price difference may exist because, in its discretion, an agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the securities that will no longer be incurred over the term of the securities. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period, and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

PS-9

The securities lack liquidity.

The securities will not be listed on any securities exchange. The agents are not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which the agents are willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent, determining the Estimated Initial Value and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities. See “—The Estimated Initial Value of the securities, which was determined by us on the Pricing Date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any” above, “Risk Factors—General risks related to Indices—Our or our affiliates business activities relating to the stocks or securities tracked by an equity index may create conflicts of interest with you” in the Equity Index Underlying Supplement and “Risk Factors—Risks Relating to all Note Issuances— Trading and other transactions by us or our affiliates could affect the trading level or price and/or level of the Reference Asset, the trading value of the notes or the amount you may receive at maturity” and “—Research reports and other transactions may create conflicts of interest between you and us” and “—Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you” in the prospectus supplement.

Historical levels of the Reference Asset should not be taken as an indication of its future performance during the term of the securities.

The level of the Reference Asset will determine the Payment at Maturity. It is impossible to predict whether the Final Level of the Reference Asset will fall or rise compared to the Initial Level. The level of the Reference Asset will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the securities included in the Reference Asset are traded and the prices of those securities. Accordingly, any historical levels of the Reference Asset should not be taken as an indication of its future performance.

The amount you will receive on the securities will depend upon the performance of the Reference Asset. Therefore, the securities are subject to the following risks, as set forth in the accompanying prospectus supplement or the Equity Index Underlying Supplement:

•	You must rely on your own evaluation of the merits of an investment in the notes;

•	The price at which you will be able to sell your notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested;

•	The notes are not insured against loss by any third parties; you can depend only on our earnings and assets for payment and interest, if any, on the notes;

•	Trading and other transactions by us or our affiliates could affect the trading level or price and/or level of the Reference Asset, the trading value of the notes or the amount you may receive at maturity;

•	Research reports and other transactions may create conflicts of interest between you and us;

•	Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you;

•	Equity market risks may affect the trading value of the Notes and the amount due on the Notes;

•	As a holder of the Notes, you will not have any ownership interest or rights in the stocks or other securities tracked by an Index;

•	We or our affiliates are not affiliated with any of the Reference Sponsors; and

•	Our or our affiliates business activities relating to the stocks or securities tracked by an equity index may create conflicts of interest with you.

Uncertain tax treatment.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion of income in respect of the securities. For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-10

DETERMINING PAYMENT AT MATURITY

On the maturity date, you will receive a cash payment (the Payment at Maturity) per security calculated as follows:

Hypothetical Payout Profile

The following profile is based on the Upside Participation Rate of 123% and the Threshold Level equal to 70% of the Initial Level. This graph has been prepared for purposes of illustration only. Your actual return on the securities will depend on the actual Final Level, and whether you hold your securities to maturity.

PS-11

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not expected to be the actual Initial Level. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Payment at Maturity may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including such a security issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following terms:

}	Principal Amount and Price to Public:	$1,000

}	Hypothetical Initial Level*:	1,000.00

}	Hypothetical Threshold Level*:	700.00 (70% of the Hypothetical Initial Level)

}	Upside Participation Rate:	123%

* The actual Initial Level and Threshold Level are set forth on page PS-3 of this pricing supplement.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Securities
2,000.00	100.00%	$2,230.00	123.00%
1,800.00	80.00%	$1,984.00	98.40%
1,600.00	60.00%	$1,738.00	73.80%
1,400.00	40.00%	$1,492.00	49.20%
1,200.00	20.00%	$1,246.00	24.60%
1,100.00	10.00%	$1,123.00	12.30%
1,040.00	4.00%	$1,049.20	4.92%
1,020.00	2.00%	$1,024.60	2.46%
1,000.00	0.00%	$1,000.00	0.00%
980.00	-2.00%	$1,000.00	0.00%
950.00	-5.00%	$1,000.00	0.00%
900.00	-10.00%	$1,000.00	0.00%
800.00	-20.00%	$1,000.00	0.00%
700.00	-30.00%	$1,000.00	0.00%
690.00	-31.00%	$690.00	-31.00%
600.00	-40.00%	$600.00	-40.00%
400.00	-60.00%	$400.00	-60.00%
200.00	-80.00%	$200.00	-80.00%
0.00	-100.00%	$0.00	-100.00%

PS-12

The following examples indicate how the Payment at Maturity would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Level of 1,000.00 to a Final Level of 1,400.00.

Reference Return:	40.00%
Payment at Maturity:	$1,492.00

Because the Final Level is greater than the Initial Level and the Reference Return is equal to 40%, the Payment at Maturity would be $1,492.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 40.00% × 123%)

= $1,492.00

Example 1 shows that you will receive the Principal Amount plus a return equal to the Reference Return multiplied by the Upside Participation Rate when the Final Level is greater than the Initial Level.

Example 2: The level of the Reference Asset decreases from the Initial Level of 1,000.00 to a Final Level of 950.00.

Reference Return:	-5.00%
Payment at Maturity:	$1,000

Because the Final level is less than the Initial Level but greater than the Threshold Level of 700.00, the Payment at Maturity would be $1,000 per $1,000 Principal Amount (a zero return).

Example 3: The level of the Reference Asset decreases from the Initial Level of 1,000.00 to a Final Level of 400.00

Reference Return:	-60.00%
Payment at Maturity:	$400.00

Because the Final Level is less than the Threshold Level of 700.00, and the Reference Return is equal to -60.00%, the Payment at Maturity would be $400.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × (-60.00%)

= $400.00

Example 4 shows that you are exposed on a 1-to-1 basis to any decrease in the level of the Reference Asset from the Initial Level if the Final Level is less than the Threshold Level. In that scenario, you will lose more than 30%, and up to 100.00% of the Principal Amount.

PS-13

Description of the Reference Asset

The Dow Jones Industrial AverageSM

The Reference Asset is a price-weighted index compromised of 30 blue chip stocks considered to be the leaders in their industry. It is intended to be a measure of the entire U.S. market, covering a diverse set of industries such as financial services, technology, retail, entertainment and consumer goods, but excluding the transportation and utilities industries.

For more information about the Reference Asset, see “The Dow Jones Industrial AverageSM” beginning on page S-9 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the Reference Asset

The following graph sets forth the historical performance of the Reference Asset based on the daily historical Official Closing Levels from January 1, 2008 through June 29, 2017. We obtained the Official Closing Levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical Official Closing Levels of the Reference Asset should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the Reference Asset on the Final Valuation Date.

PS-14

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this pricing supplement. In that case, the Scheduled Trading Day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and the accelerated maturity date will be the fifth business day after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to the Reference Asset on that Scheduled Trading Day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to eight Scheduled Trading Days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days.

If the securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, and Wells Fargo Securities as the agents for the sale of the securities. Pursuant to the terms of a distribution agreement, the agents will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of this pricing supplement, for distribution to other registered broker-dealers, including WFA, or will offer the securities directly to investors. The agents will receive a commission of $43.50 per $1,000 Principal Amount of the securities and will use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The agents may resell the securities to other registered broker-dealers at the price to public less a concession not in excess of $25.00 (2.50%) per $1,000 Principal Amount of the securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $1.20 (0.12%) per $1,000 Principal Amount of the securities of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. The agents or other registered broker-dealers propose to offer the securities at the price to public set forth on the cover page of this pricing supplement. We will reimburse HSBC Securities (USA) Inc. for certain expenses in connection with its role in the offer and sale of the securities, and we will pay HSBC Securities (USA) Inc. a fee in connection with its role in the offer and sale of the securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

Selling Restrictions

Argentina

This pricing supplement includes a private invitation to invest in the securities. It is addressed only to you on an individual, exclusive, and confidential basis, and its unauthorised copy, disclosure, or transfer by any means whatsoever is absolutely and strictly forbidden. HSBC and Wells Fargo Securities will not provide copies of this pricing supplement, or provide any kind of advice or clarification, or accept any offer or commitment to purchase the securities herein referred to from persons other than the intended recipient. The offer herein contained is not a public offering, and as such it is not and will not be registered with, or authorised by, the applicable enforcement authority.

Brazil

The securities may not be offered or sold to the public in Brazil. Accordingly, this pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus have not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this pricing supplement and the accompanying Equity Index

PS-15

Underlying Supplement, prospectus supplement and prospectus, may be made in or from Chile except in circumstances that will result in compliance with any applicable Chilean laws and regulations.

ESTA OFERTA PRIVADA SE INICIA EL DÍA 29 DE JUNIO Y SE ACOGE A LAS DISPOSICIONES DE LA NORMA DE CARÁCTER GENERAL Nº 336 DE LA SUPERINTENDENCIA DE VALORES Y SEGUROS;

ESTA OFERTA VERSA SOBRE VALORES NO INSCRITOS EN EL REGISTRO DE VALORES O EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA SUPERINTENDENCIA DE VALORES Y SEGUROS, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA;

POR TRATAR DE VALORES NO INSCRITOS NO EXISTE LA OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA RESPECTO DE LOS VALORES SOBRE LOS QUE VERSA ESTA OFERTA;

ESTOS VALORES NO PODRÁN SER OBJETO DE OFERTA PÚBLICA MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE.

Mexico

The securities have not been and will not be registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico, but only on a private placement basis pursuant to Article 8 of the Mexican Securities Market Law. This pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus may not be publicly distributed in Mexico.

Taiwan

The securities may be made available outside Taiwan for purchase by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

PS-16

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as short-term capital gain or loss.

We will not attempt to ascertain whether any of the entities whose stock is included in the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Reference Asset and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Reference Asset is or becomes a PFIC or a USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, U.S. Treasury regulations provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2018. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be “delta-one” instruments, and therefore, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of the securities will only apply to dispositions after December 31, 2018.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-17

VALIDITY OF THE SECURITIES

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement dated March 5, 2015, and issued and paid for as contemplated herein, the securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated March 5, 2015, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated March 5, 2015.

PS-18

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$190,000 Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM

June 29, 2017

PRICING SUPPLEMENT

Pricing Supplement

General	PS-4
Additional Terms of the Securities	PS-5
Investor Suitability	PS-7
Risk Factors	PS-8
Determining Payment at Maturity	PS-12
Illustrative Examples	PS-13
Description of the Reference Asset	PS-15
Events of Default and Acceleration	PS-16
Supplemental Plan of Distribution (Conflicts of Interest)	PS-16
U.S. Federal Income Tax Considerations	PS-17
Validity of the Securities	PS-18

Equity Index Underlying Supplement
Disclaimer	S-1
Risk Factors	S-2
The DAX® Index	S-7
The Dow Jones Industrial AverageSM	S-9
The EURO STOXX 50® Index	S-11
The FTSE® 100 Index	S-13
The Hang Seng® Index	S-14
The Hang Seng China Enterprises Index	S-16
The KOSPI 200 Index	S-19
The MSCI Indices	S-22
The NASDAQ 100 Index®	S-26
The Nikkei 225 Index	S-30
The PHLX Housing SectorSM Index	S-32
The Russell 2000® Index	S-36
The S&P 100® Index	S-40
The S&P 500® Index	S-44
The S&P 500® Low Volatility Index	S-47
The S&P BRIC 40 Index	S-50
The S&P MidCap 400® Index	S-52
The TOPIX® Index	S-55
Additional Terms of the Notes	S-57

Prospectus Supplement
Risk Factors	S-1
Pricing Supplement	S-8
Description of Notes	S-10
Use of Proceeds and Hedging	S-33
Certain ERISA Considerations	S-34
U.S. Federal Income Tax Considerations	S-37
Supplemental Plan of Distribution (Conflicts of Interest)	S-59

Prospectus
About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Preferred Stock	19
Description of Warrants	25
Description of Purchase Contracts	29
Description of Units	32
Book-Entry Procedures	35
Limitations on Issuances in Bearer Form	40
U.S. Federal Income Tax Considerations Relating to Debt Securities	40
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to UK Investors	54
UK Financial Promotion	54
Certain ERISA Matters	55
Legal Opinions	57
Experts	58